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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of H Power Corp. of our report dated July 26, 2000, relating to the consolidated financial statements of H Power Corp. as of May 31, 2000 and for the three year period then ended, which appears in the Company's Registration Statement on Form S-1 (No. 333-34234) as filed with the Commission on August 9, 2000.



/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
October 12, 2000